Exhibit 99.1

NEWS RELEASE
Investor Contact:
Brian Mathena, Senior Vice President, Director of Investor Relations
920-491-7059
Media Contact:
Jennifer Kaminski, Vice President, Public Relations Senior Manager
920-491-7576

Associated Banc-Corp Reports First Quarter 2020 Earnings of $0.27 Per Common Share,
or $0.28 Per Common Share Excluding $2 million in Acquisition Related Costs1

GREEN BAY, Wis. -- April 23, 2020 -- Associated Banc-Corp (NYSE: ASB) ("Associated" or "Company") today reported net income available to common equity ("earnings") of $42 million, or $0.27 per common share for the quarter ended March 31, 2020. Excluding acquisition related costs, the Company reported earnings of $43 million, or $0.28 per common share. These amounts compare to net income available to common equity of $83 million, or $0.50 per common share for the quarter ended March 31, 2019.
“The past two months have been one of the most extraordinary periods in this country’s history. The coronavirus pandemic has presented many challenges, both personal and economic, and we at Associated Bank are committed to helping our customers and communities through this difficult time," said President and CEO Philip B. Flynn. "We have taken action to help our colleagues and customers stay safe and we have contributed to relief efforts in our communities. Associated Bank has strong capital and liquidity and we will continue to help our customers through our COVID-19 Relief Program, which includes suspension of certain fees and loan payment deferrals, and through participation in federal initiatives like the Paycheck Protection Program. Standing together with our customers and communities, we will make it through this turbulent period, and we will be part of the economic recovery that will surely follow."
FIRST QUARTER 2020 SUMMARY (all comparisons to the first quarter of 2019)

•	Average loans of $23.3 billion were up 1%, or $0.2 billion; period end loans were $24.4 billion

•	Average deposits of $24.3 billion were down 1%, or $0.3 billion; period end deposits were $25.7 billion

•	Net interest income of $203 million decreased $13 million, or 6%

•	Net interest margin of 2.84% declined 6 basis points from 2.90%

•	Provision for credit losses was $53 million compared to $6 million

•	Noninterest income of $98 million increased 8%, or $7 million

•	Noninterest expense of $192 million, up $1 million

•	Pre-tax pre-provision income of $109 million decreased 5%, or $6 million[1]

•	Tangible book value per share was $14.64, up 3%

1This is a non-GAAP financial measure. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide greater understanding of ongoing operations and enhance comparability of results with prior periods. See page 8 of the attached tables for a reconciliation of GAAP financial measures to non-GAAP financial measures which exclude acquisition and restructuring related costs.

Loans
First quarter 2020 average loans of $23.3 billion were up 1%, or $205 million from the same period last year, and were up 2%, or $525 million from fourth quarter 2019. The increase from the fourth quarter was driven in part by the First Staunton acquisition which closed in February and by customers drawing on lines of credit in March in response to the pandemic. With respect to first quarter average balances by loan category:

•
Commercial real estate lending increased $212 million from the same period last year and $135 million from the fourth quarter 2019 to $5.3 billion. The change was largely due to increased construction loans and funded term debt.

•
Commercial and business lending was essentially flat compared to the same period last year and increased $172 million from the fourth quarter 2019 to $8.4 billion. The increase from the fourth quarter was driven by power & utilities and general commercial lending.

•	Consumer lending was $9.6 billion, down $10 million from the first quarter 2019 and up $219 million from the fourth quarter 2019.

First quarter 2020 period-end loans of $24.4 billion were up 5%, or $1.2 billion from the same period last year, and were up 7%, or $1.5 billion from fourth quarter 2019. Similar to the changes in average balances, the period-end increases were driven by the First Staunton acquisition and pandemic response. With respect to first quarter period-end balances by loan category:

•	Commercial and business lending increased $939 million from the same period last year, and $1.2 billion from the fourth quarter 2019 to $9.5 billion.

•
Commercial real estate lending increased $500 million from the same period last year, and $367 million from the fourth quarter 2019 to $5.6 billion. The change was largely due to increased construction loans and funded term debt.

•	Consumer lending was $9.3 billion, down $221 million from first quarter 2019 and down $16 million from the fourth quarter 2019.

On April 3, the Company began accepting loan applications under the Small Business Administration's Paycheck Protection Program. This initiative was created through the Coronavirus Aid, Relief, and Economic Security Act and is intended to support small business with loans to cover payroll and other employee expenses for companies impacted by the pandemic. As of April 21, the Company had funded over 3,600 loans for nearly $900 million under this program.

Deposits
First quarter 2020 average deposits of $24.3 billion were down $264 million, or 1% from the same period last year and were up $189 million compared to the fourth quarter. The decrease from the first quarter of 2019 reflects the Company's balance sheet repositioning strategy of selling lower-yielding securities and reducing certain higher-cost, non-core customer funding from time deposits, network transaction deposits and money market accounts in 2019. The increase from the fourth quarter was driven by the First Staunton acquisition and by customers building cash in March in response to the pandemic.
With respect to first quarter 2020 average balances by deposit category:

•	Savings increased $770 million from the same period last year and increased $155 million from the fourth quarter to $2.9 billion.

•	Interest-bearing demand deposits increased $568 million from the same period last year and increased $169 million from the fourth quarter to $5.3 billion.

•	Noninterest-bearing demand deposits increased $524 million from the same period last year and increased $36 million from the fourth quarter to $5.5 billion.

•	Time deposits decreased $486 million from the same period last year and decreased $111 million from the fourth quarter to $2.6 billion.

•	Network transaction deposits decreased $791 million from the same period last year and decreased $5 million from the fourth quarter to $1.4 billion.

•	Money market deposits decreased $850 million from the same period last year and decreased $56 million from the fourth quarter to $6.5 billion.

First quarter 2020 period-end deposits of $25.7 billion were up $129 million, or 1% from the same period last year and were up $1.9 billion compared to the fourth quarter. Core funding made up 58% of deposit balances as of March 31, 2020.
With respect to first quarter 2020 period-end balances by deposit category:

•	Savings increased $817 million from the same period last year and increased $298 million from the fourth quarter to $3.0 billion.

•	Noninterest-bearing demand deposits increased $773 million from the same period last year and increased $657 million from the fourth quarter to $6.1 billion.

•	Interest-bearing demand deposits increased $944 million from the same period last year and increased $840 million from the fourth quarter to $6.2 billion.

•	Time deposits decreased $1.1 billion from the same period last year and increased $11 million from the fourth quarter to $2.6 billion.

•	Money market deposits decreased $1.3 billion from the same period last year and increased $77 million from the fourth quarter to $7.7 billion.

•
Network transaction deposits (included in money market and interest-bearing deposits) decreased $472 million from the same period last year and increased $396 million from the fourth quarter to $1.7 billion.

Net Interest Income and Net Interest Margin
First quarter 2020 net interest income of $203 million was down 6%, or $13 million, and the net interest margin decreased 6 basis points to 2.84% from the same period last year. First quarter 2020 net interest income increased 1%, or $3 million, and the net interest margin increased 1 basis point from the fourth quarter of 2019. The increases in net interest income and net interest margin from the fourth quarter are due to reductions in the Company's deposit pricing and elevated LIBOR - Fed Funds spread in the first quarter.

•	The average yield on total earning assets for the first quarter of 2020 decreased 44 basis points from the same period last year to 3.67% and decreased 11 basis points from the prior quarter.

•
The average cost of total interest-bearing liabilities for the first quarter of 2020 decreased 45 basis points from the same period last year to 1.06% and decreased 17 basis points from the prior quarter.

•	The net free funds benefit decreased seven basis points in the first quarter of 2020 compared to the same period last year and decreased five basis points from the prior quarter.

Noninterest Income
First quarter of 2020 total noninterest income of $98 million increased $7 million from the same period last year and increased $5 million from the prior quarter.
With respect to first quarter 2020 noninterest income line items:

•	Net mortgage banking income was $6 million for the first quarter. Gross mortgage banking income was $15 million, partially offset by $9 million of mortgage servicing rights impairment.

•	Capital markets income was up $5 million from same period last year driven by interest rate swap fees, and was flat with the previous quarter.

•	Gains on sales of investment securities were up $4 million compared to the same period last year and up $6 million from the fourth quarter.

Noninterest Expense
First quarter 2020 total noninterest expense of $192 million increased $1 million compared to the same period last year and decreased $11 million from the prior quarter.
With respect to first quarter 2020 noninterest expense line items:

•	Personnel expense decreased $6 million from both the same period last year and from the prior quarter.

•	Technology expense increased $2 million from the same period last year but decreased $2 million from the prior quarter.

•	Occupancy expense was essentially flat from the same period last year and increased $1 million from the prior quarter.

•	The Company's FDIC assessment increased $2 million from both the same period last year and from the prior quarter.

Taxes
The first quarter 2020 effective tax rate was 18% compared to 21% in the same period last year and 19% in the prior quarter.

Credit
The first quarter 2020 provision for loan losses was $53 million, up from $6 million in the same period last year and up from zero in the prior quarter. As a result of implementing the Current Expected Credit Loss accounting standard, the Company incurred an after-tax charge of $98 million which decreased the opening equity balance as of January 1, 2020.
With respect to first quarter 2020 credit quality:

•	Potential problem loans of $234 million were down $7 million, or 3%, from the same period last year but up $73 million, or 45%, from the prior quarter.

•
Nonaccrual loans of $137 million were down $19 million from the same period last year and up $18 million from the prior quarter. The nonaccrual loans to total loans ratio was 0.56% in the first quarter, down from 0.67% in the same period last year and up from 0.52% in the prior quarter.

•	Net charge offs of $17 million were up $10 million from the same period last year and up $3 million from the prior quarter.

•
The allowance for credit losses on loans (ACLL) of $394 million was up $133 million compared to the same period last year and up $171 million from the prior quarter. The adoption of CECL resulted in an increase of $131 million to ACLL. The ACLL to total loans ratio was 1.62% in the first quarter, up from 1.13% in the same period last year, and 0.98% in the prior quarter.

Capital
The Company’s capital position remains strong, with a CET1 capital ratio of 9.4% at March 31, 2020. The Company’s capital ratios continue to be in excess of the Basel III “well-capitalized” regulatory benchmarks on a fully phased in basis.

During the first ten weeks of 2020, the Company repurchased over four million shares, or $71 million, of common stock at an average price of $16.71 per share. On March 13th, 2020, the Company suspended its share repurchases in order to have additional capital available to support its customers and for additional security given anticipated continued economic volatility.

FIRST QUARTER 2020 EARNINGS RELEASE CONFERENCE CALL
The Company will host a conference call for investors and analysts at 4:00 p.m. Central Time (CT) today, April 23, 2020. Interested parties can access the live webcast of the call through the Investor Relations section of the Company's website, http://investor.associatedbank.com. Parties may also dial into the call at 877-407-8037 (domestic) or 201-689-8037 (international) and request the Associated Banc-Corp first quarter 2020 earnings call. The first quarter 2020 financial tables with an accompanying slide presentation will be available on the Company's website just prior to the call. An audio archive of the webcast will be available on the Company's website approximately fifteen minutes after the call is over.
ABOUT ASSOCIATED BANC-CORP
Associated Banc-Corp (NYSE: ASB) has total assets of $34 billion and is one of the top 50 publicly traded U.S. bank holding companies. Headquartered in Green Bay, Wisconsin, Associated is a leading Midwest banking franchise, offering a full range of financial products and services from more than 240 banking locations serving more than 120 communities throughout Wisconsin, Illinois and Minnesota, and commercial financial services in Indiana, Michigan, Missouri, Ohio and Texas. Associated Bank, N.A. is an Equal Housing Lender, Equal Opportunity Lender and Member FDIC. More information about Associated Banc-Corp is available at www.associatedbank.com.
FORWARD-LOOKING STATEMENTS
Statements made in this document which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance.  Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” "target," “outlook,” or similar expressions.  Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements.  Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent SEC filings.  Such factors are incorporated herein by reference.

NON-GAAP FINANCIAL MEASURES
This press release and related materials may contain references to measures which are not defined in generally accepted accounting principles (“GAAP”). Information concerning these non-GAAP financial measures can be found in the financial tables. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide a greater understanding of ongoing operations and enhance comparability of results with prior periods.
# # #

Associated Banc-Corp Consolidated Balance Sheets (Unaudited)
($ in thousands)	Mar 31, 2020	Dec 31, 2019	Seql Qtr $ Change	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Comp Qtr $ Change
Assets
Cash and due from banks	$480,337	$373,380	$106,957	$523,435	$382,985	$334,095	$146,242
Interest-bearing deposits in other financial institutions	176,440	207,624	(31,184)	236,010	172,708	270,843	(94,403)
Federal funds sold and securities purchased under agreements to resell	22,455	7,740	14,715	100	1,385	41,405	(18,950)
Investment securities held to maturity, net, at amortized cost(a)	2,149,373	2,205,083	(55,710)	2,200,419	2,806,064	2,846,689	(697,316)
Investment securities available for sale, at fair value	2,928,787	3,262,586	(333,799)	3,436,289	3,283,456	3,829,388	(900,601)
Equity securities	15,063	15,090	(27)	15,096	15,066	1,609	13,454
Federal Home Loan Bank and Federal Reserve Bank stocks, at cost	222,922	227,347	(4,425)	207,443	202,758	216,940	5,982
Residential loans held for sale	366,330	136,280	230,050	137,655	129,303	81,392	284,938
Commercial loans held for sale	—	15,000	(15,000)	11,597	11,000	15,467	(15,467)
Loans	24,365,633	22,821,440	1,544,193	22,754,710	23,249,967	23,148,359	1,217,274
Allowance for loan losses(b)	(337,793)	(201,371)	(136,422)	(214,425)	(233,659)	(235,081)	(102,712)
Loans, net	24,027,841	22,620,068	1,407,773	22,540,285	23,016,308	22,913,278	1,114,563
Bank and corporate owned life insurance	674,026	671,948	2,078	670,739	668,638	665,976	8,050
Tax credit and other investments	315,909	279,969	35,940	256,220	222,812	194,670	121,239
Premises and equipment, net	438,469	435,284	3,185	436,268	432,058	411,040	27,429
Goodwill	1,191,388	1,176,230	15,158	1,176,230	1,176,019	1,168,944	22,444
Mortgage servicing rights, net	58,289	67,306	(9,017)	68,168	66,175	66,626	(8,337)
Other intangible assets, net	92,723	88,301	4,422	91,089	93,915	73,610	19,113
Interest receivable	92,377	91,196	1,181	96,315	110,528	110,859	(18,482)
Other assets	655,328	506,046	149,282	493,105	455,688	438,498	216,830
Total assets	$33,908,056	$32,386,478	$1,521,578	$32,596,460	$33,246,869	$33,681,329	$226,727
Liabilities and stockholders’ equity
Noninterest-bearing demand deposits	$6,107,386	$5,450,709	$656,677	$5,503,223	$5,354,987	$5,334,154	$773,232
Interest-bearing deposits	19,554,194	18,328,355	1,225,839	18,919,339	19,919,235	20,198,903	(644,709)
Total deposits	25,661,580	23,779,064	1,882,516	24,422,562	25,274,222	25,533,057	128,523
Federal funds purchased and securities sold under agreements to repurchase	133,007	433,097	(300,090)	78,028	83,195	127,098	5,909
Commercial paper	33,647	32,016	1,631	30,416	28,787	32,019	1,628
FHLB advances	3,214,194	3,180,967	33,227	2,877,727	2,742,941	2,944,769	269,425
Other long-term funding	549,644	549,343	301	796,799	796,403	796,007	(246,363)
Accrued expenses and other liabilities(b)	525,512	489,868	35,644	470,073	421,526	412,510	113,002
Total liabilities	30,117,584	28,464,355	1,653,229	28,675,605	29,347,075	29,845,459	272,125
Stockholders’ equity
Preferred equity	256,716	256,716	—	256,716	256,716	256,716	—
Common equity(b)	3,533,755	3,665,407	(131,652)	3,664,139	3,643,077	3,579,153	(45,398)
Total stockholders’ equity	3,790,471	3,922,124	(131,652)	3,920,855	3,899,794	3,835,870	(45,398)
Total liabilities and stockholders’ equity	$33,908,056	$32,386,478	$1,521,578	$32,596,460	$33,246,869	$33,681,329	$226,727
Numbers may not sum due to rounding.
(a) At March 31, 2020, the investment securities held to maturity are reported net of the related allowance for credit losses. Prior periods were unadjusted due to the modified retrospective application of ASU 2016-13.
(b) At January 1, 2020, the adoption of ASU 2016-13 resulted in an increase to the allowance for loan losses of $112 million and an increase to the allowance for unfunded commitments, included in accrued expenses and other liabilities, of $19 million for a total increase to the allowance for credit losses on loans of $131 million. A corresponding after tax decrease to common equity of $98 million was recorded along with a deferred tax asset of $33 million resulting in a net decrease to accrued expenses and other liabilities of $14 million. Prior periods were unadjusted due to the modified retrospective application of ASU 2016-13.

Associated Banc-Corp Consolidated Statements of Income (Unaudited) - Quarterly Trend
($ in thousands, except per share data)			Seql Qtr					Comp Qtr
	1Q20	4Q19	$ Change	% Change	3Q19	2Q19	1Q19	$ Change	% Change
Interest income
Interest and fees on loans	$224,786	$229,883	$(5,097)	(2)%	$248,579	$260,784	$258,853	$(34,067)	(13)%
Interest and dividends on investment securities
Taxable	20,272	21,056	(784)	(4)%	23,485	26,710	29,053	(8,781)	(30)%
Tax-exempt	14,882	14,615	267	2%	14,491	14,643	13,816	1,066	8%
Other interest	3,304	3,556	(252)	(7)%	4,865	3,995	4,226	(922)	(22)%
Total interest income	263,244	269,110	(5,866)	(2)%	291,420	306,133	305,948	(42,704)	(14)%
Interest expense
Interest on deposits	36,666	45,877	(9,211)	(20)%	61,585	67,050	62,773	(26,107)	(42)%
Interest on federal funds purchased and securities sold under agreements to repurchase	368	521	(153)	(29)%	145	286	627	(259)	(41)%
Interest on other short-term funding	39	28	11	39%	33	37	51	(12)	(24)%
Interest on FHLB advances	17,626	16,623	1,003	6%	15,896	17,744	19,554	(1,928)	(10)%
Interest on long-term funding	5,604	5,918	(314)	(5)%	7,396	7,396	7,396	(1,792)	(24)%
Total interest expense	60,303	68,967	(8,664)	(13)%	85,054	92,513	90,401	(30,098)	(33)%
Net interest income	202,942	200,142	2,800	1%	206,365	213,619	215,547	(12,605)	(6)%
Provision for credit losses	53,001	—	53,001	N/M	2,000	8,000	6,000	47,001	N/M
Net interest income after provision for credit losses	149,941	200,142	(50,201)	(25)%	204,365	205,619	209,547	(59,606)	(28)%
Noninterest income
Insurance commissions and fees	22,608	19,701	2,907	15%	20,954	22,985	25,464	(2,856)	(11)%
Wealth management fees(a)	20,816	21,582	(766)	(4)%	21,015	20,691	20,180	636	3%
Service charges and deposit account fees	15,222	16,032	(810)	(5)%	16,561	15,426	15,115	107	1%
Card-based fees	9,597	9,906	(309)	(3)%	10,456	10,131	9,261	336	4%
Other fee-based revenue	4,497	4,696	(199)	(4)%	5,085	5,178	3,983	514	13%
Capital markets, net	7,935	7,647	288	4%	4,300	4,726	3,189	4,746	149%
Mortgage banking, net	6,143	6,760	(617)	(9)%	10,940	9,466	4,712	1,431	30%
Bank and corporate owned life insurance	3,094	3,364	(270)	(8)%	4,337	3,352	3,792	(698)	(18)%
Asset gains (losses), net(b)	(77)	398	(475)	N/M	877	871	567	(644)	N/M
Investment securities gains (losses), net	6,118	26	6,092	N/M	3,788	463	1,680	4,438	N/M
Other	2,352	2,822	(470)	(17)%	2,537	2,547	3,260	(908)	(28)%
Total noninterest income	98,306	92,934	5,372	6%	100,850	95,837	91,202	7,104	8%
Noninterest expense
Personnel	114,200	120,614	(6,414)	(5)%	123,170	123,228	120,050	(5,850)	(5)%
Technology	20,799	22,731	(1,932)	(8)%	20,572	20,114	19,012	1,787	9%
Occupancy	16,069	16,933	(864)	(5)%	15,164	13,830	16,472	(403)	(2)%
Business development and advertising	5,826	8,316	(2,490)	(30)%	7,991	6,658	6,636	(810)	(12)%
Equipment	5,439	5,970	(531)	(9)%	6,335	5,577	5,668	(229)	(4)%
Legal and professional	5,160	5,559	(399)	(7)%	5,724	4,668	3,951	1,209	31%
Loan and foreclosure costs	3,120	3,262	(142)	(4)%	1,638	1,814	2,146	974	45%
FDIC assessment	5,500	4,000	1,500	38%	4,000	4,500	3,750	1,750	47%
Other intangible amortization	2,814	2,712	102	4%	2,686	2,324	2,226	588	26%
Acquisition related costs(c)	1,721	1,325	396	30%	1,629	3,734	632	1,089	172%
Other	11,543	12,187	(644)	(5)%	12,021	11,331	11,128	415	4%
Total noninterest expense	192,191	203,609	(11,418)	(6)%	200,930	197,779	191,671	520	—%
Income before income taxes	56,056	89,467	(33,411)	(37)%	104,286	103,678	109,078	(53,022)	(49)%
Income tax expense	10,219	17,364	(7,145)	(41)%	20,947	19,017	22,392	(12,173)	(54)%
Net income	45,838	72,103	(26,266)	(36)%	83,339	84,661	86,686	(40,848)	(47)%
Preferred stock dividends	3,801	3,801	—	—%	3,801	3,801	3,801	—	—%
Net income available to common equity	$42,037	$68,303	$(26,266)	(38)%	$79,539	$80,860	$82,885	$(40,848)	(49)%
Earnings per common share
Basic	$0.27	$0.43	$(0.16)	(37)%	$0.50	$0.49	$0.50	$(0.23)	(46)%
Diluted	$0.27	$0.43	$(0.16)	(37)%	$0.49	$0.49	$0.50	$(0.23)	(46)%
Average common shares outstanding
Basic	154,701	156,994	(2,293)	(1)%	159,126	162,180	163,928	(9,227)	(6)%
Diluted	155,619	158,472	(2,853)	(2)%	160,382	163,672	165,433	(9,814)	(6)%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a) Includes trust, asset management, brokerage, and annuity fees.

(b)	2Q19 includes less than $1 million of Huntington related asset losses.
(c) Includes Huntington branch and First Staunton acquisition related costs only.

Associated Banc-Corp Selected Quarterly Information
($ in millions except per share data; shares repurchased and outstanding in thousands)	1Q20	4Q19	3Q19	2Q19	1Q19
Per common share data
Dividends	$0.18	$0.18	$0.17	$0.17	$0.17
Market value:
High	21.94	22.51	21.67	23.15	23.67
Low	10.85	18.96	18.64	19.81	19.77
Close	12.79	22.04	20.25	21.14	21.35
Book value	22.99	23.32	23.00	22.40	21.77
Tangible book value / share	14.64	15.28	15.05	14.59	14.21
Performance ratios (annualized)
Return on average assets	0.57%	0.89%	1.00%	1.02%	1.05%
Effective tax rate	18.23%	19.41%	20.09%	18.34%	20.53%
Dividend payout ratio(a)	66.67%	41.86%	34.00%	34.69%	34.00%
Net interest margin	2.84%	2.83%	2.81%	2.88%	2.90%
Selected trend information
Average full time equivalent employees(b)	4,631	4,696	4,782	4,666	4,660
Branch count	249	248	248	247	233
Assets under management, at market value(c)	$10,454	$12,104	$11,604	$11,475	$11,192
Mortgage loans originated for sale during period	$312	$267	$365	$297	$163
Mortgage loan settlements during period(d)	$297	$268	$617	$272	$160
Mortgage portfolio loans transferred to held for sale during period	$200	$—	$243	$—	$—
Mortgage portfolio serviced for others	$8,545	$8,485	$8,688	$8,504	$8,543
Mortgage servicing rights, net / mortgage portfolio serviced for others	0.68%	0.79%	0.78%	0.78%	0.78%
Shares repurchased during period	4,264	2,256	2,892	1,754	1,308
Shares outstanding, end of period	153,690	157,171	159,291	162,662	164,418
Selected quarterly ratios
Loans / deposits	94.95%	95.97%	93.17%	91.99%	90.66%
Stockholders’ equity / assets	11.18%	12.11%	12.03%	11.73%	11.39%
Risk-based capital(e)(f)
Total risk-weighted assets	$25,866	$24,296	$24,313	$24,466	$24,121
Common equity Tier 1	$2,421	$2,481	$2,482	$2,481	$2,485
Common equity Tier 1 capital ratio	9.36%	10.21%	10.21%	10.14%	10.30%
Tier 1 capital ratio	10.35%	11.26%	11.26%	11.19%	11.36%
Total capital ratio	12.56%	13.21%	13.26%	13.25%	13.48%
Tier 1 leverage ratio	8.50%	8.83%	8.57%	8.49%	8.50%
Mortgage banking, net
Mortgage servicing fees, net(g)	$2,062	$2,104	$2,473	$2,787	$2,777
Gains (losses) and fair value adjustments on loans held for sale	$9,756	$4,542	$4,043	$6,704	$2,056
Fair value adjustment on portfolio loans transferred to held for sale	$3,423	$—	$4,456	$—	$—
Mortgage servicing rights (impairment) recovery	(9,098)	114	(31)	(24)	(121)
Mortgage banking, net	$6,143	$6,760	$10,940	$9,466	$4,712
Numbers may not sum due to rounding.

(a)	Ratio is based upon basic earnings per common share.

(b)	Average full time equivalent employees without overtime.

(c)	Excludes assets held in brokerage accounts.

(d)	During the third quarter of 2019, the Corporation sold approximately $240 million of portfolio mortgages that were transferred during the period, resulting in increased settlements.

(e)
The Federal Reserve establishes regulatory capital requirements, including well-capitalized standards for the Corporation. The regulatory capital requirements effective for the Corporation follow Basel III, subject to certain transition provisions.

(f)	March 31, 2020 data is estimated.

(g)	Includes mortgage origination and servicing fees, net of mortgage servicing rights amortization.

Associated Banc-Corp Selected Asset Quality Information
($ in thousands)	Mar 31, 2020	Dec 31, 2019	Seql Qtr % Change	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Comp Qtr % Change
Allowance for loan losses
Balance at beginning of period	$201,371	$214,425	(6)%	$233,659	$235,081	$238,023	(15)%
Cumulative effect of ASU 2016-13 adoption (CECL)	112,457	N/A		N/A	N/A	N/A
January 1, 2020	313,828	N/A		N/A	N/A	N/A
Provision for loan losses	37,500	1,000	N/M	1,000	12,000	4,500	N/M
Allowance for PCD loans for bank acquisition	3,504	N/A		N/A	N/A	N/A
Charge offs	(19,308)	(16,752)	15%	(26,313)	(15,761)	(15,486)	25%
Recoveries	2,268	2,699	(16)%	6,079	2,339	8,044	(72)%
Net charge offs	(17,040)	(14,054)	21%	(20,234)	(13,421)	(7,442)	129%
Balance at end of period	$337,793	$201,371	68%	$214,425	$233,659	$235,081	44%
Allowance for unfunded commitments
Balance at beginning of period	$21,907	$22,907	(4)%	$21,907	$25,836	$24,336	(10)%
Cumulative effect of ASU 2016-13 adoption (CECL)	18,690	N/A		N/A	N/A	N/A
January 1, 2020	40,597	N/A		N/A	N/A	N/A
Provision for unfunded commitments	15,500	(1,000)	N/M	1,000	(4,000)	1,500	N/M
Amount recorded at acquisition	179	—	N/M	—	70	—	N/M
Balance at end of period	$56,276	$21,907	157%	$22,907	$21,907	$25,836	118%
Allowance for credit losses on loans (ACLL)(a)	$394,069	$223,278	76%	$237,331	$255,566	$260,917	51%
Provision for credit losses on loans(b)	$53,000	$—	N/M	$2,000	$8,000	$6,000	N/M
($ in thousands)	Mar 31, 2020	Dec 31, 2019		Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
Net (charge offs) recoveries
Commercial and industrial	$(15,049)	$(11,917)	26%	$(19,918)	$(12,177)	$(7,428)	103%
Commercial real estate—owner occupied	—	—	N/M	1,483	(104)	1,193	(100)%
Commercial and business lending	(15,048)	(11,917)	26%	(18,435)	(12,281)	(6,235)	141%
Commercial real estate—investor	—	—	N/M	(3)	3	31	(100)%
Real estate construction	11	72	(85)%	20	151	—	N/M
Commercial real estate lending	11	72	(85)%	17	153	31	(65)%
Total commercial	(15,037)	(11,845)	27%	(18,418)	(12,127)	(6,203)	142%
Residential mortgage	(912)	(1,415)	(36)%	(393)	(365)	(457)	100%
Home equity	71	480	(85)%	(275)	239	309	(77)%
Other consumer	(1,162)	(1,274)	(9)%	(1,148)	(1,169)	(1,090)	7%
Total consumer	(2,003)	(2,208)	(9)%	(1,816)	(1,294)	(1,239)	62%
Total net (charge offs) recoveries	$(17,040)	$(14,054)	21%	$(20,234)	$(13,421)	$(7,442)	129%

(In basis points)	Mar 31, 2020	Dec 31, 2019		Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
Net charge offs to average loans (annualized)
Commercial and industrial	(81)	(65)		(104)	(64)	(40)
Commercial real estate—owner occupied	—	—		63	(4)	53
Commercial and business lending	(72)	(58)		(86)	(57)	(30)
Real estate construction	—	2		1	5	—
Commercial real estate lending	—	1		—	1	—
Total commercial	(44)	(35)		(53)	(35)	(19)
Residential mortgage	(4)	(7)		(2)	(2)	(2)
Home equity	3	22		(12)	11	14
Other consumer	(134)	(145)		(129)	(132)	(123)
Total consumer	(8)	(9)		(8)	(5)	(5)
Total net charge offs	(29)	(24)		(35)	(23)	(13)

($ in thousands)	Mar 31, 2020	Dec 31, 2019		Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
Credit Quality
Nonaccrual loans	$136,717	$118,380	15%	$128,939	$166,707	$155,556	(12)%
Other real estate owned (OREO)	22,530	21,101	7%	19,625	18,355	12,286	83%
Other nonperforming assets	6,004	6,004	—%	6,004	—	—	N/M
Total nonperforming assets	$165,251	$145,485	14%	$154,568	$185,062	$167,843	(2)%

Loans 90 or more days past due and still accruing	$2,255	$2,259	—%	$1,986	$2,088	$2,218	2%
Allowance for loan losses to loans	N/A	0.88%		0.94%	1.00%	1.02%
Allowance for credit losses to loans	1.62%	0.98%		1.04%	1.10%	1.13%
Allowance for loan losses to nonaccrual loans	N/A	170.10%		166.30%	140.16%	151.12%
Allowance for credit losses to nonaccrual loans	288.24%	188.61%		184.07%	153.30%	167.73%
Nonaccrual loans to total loans	0.56%	0.52%		0.57%	0.72%	0.67%
Nonperforming assets to total loans plus OREO	0.68%	0.64%		0.68%	0.80%	0.72%
Nonperforming assets to total assets	0.49%	0.45%		0.47%	0.56%	0.50%
Year-to-date net charge offs to average loans (annualized)	0.29%	0.24%		0.24%	0.18%	0.13%

(a)	Excludes approximately $61,000 of allowance for held to maturity investment securities

(b)	Excludes less than $1,000 of provision for held to maturity investment securities

Associated Banc-Corp Selected Asset Quality Information (continued)
(In thousands)	Mar 31, 2020	Dec 31, 2019	Seql Qtr % Change	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Comp Qtr % Change
Nonaccrual loans
Commercial and industrial	$58,854	$46,312	27%	$56,536	$84,151	$73,379	(20)%
Commercial real estate—owner occupied	1,838	67	N/M	68	571	890	107%
Commercial and business lending	60,692	46,380	31%	56,604	84,722	74,269	(18)%
Commercial real estate—investor	1,091	4,409	(75)%	4,800	1,485	776	41%
Real estate construction	486	493	(1)%	542	427	739	(34)%
Commercial real estate lending	1,577	4,902	(68)%	5,342	1,912	1,516	4%
Total commercial	62,269	51,282	21%	61,946	86,634	75,784	(18)%
Residential mortgage	64,855	57,844	12%	57,056	68,166	67,323	(4)%
Home equity	9,378	9,104	3%	9,828	11,835	12,300	(24)%
Other consumer	215	152	41%	109	72	149	44%
Total consumer	74,448	67,099	11%	66,993	80,073	79,772	(7)%
Total nonaccrual loans	$136,717	$118,380	15%	$128,939	$166,707	$155,556	(12)%

	Mar 31, 2020	Dec 31, 2019	Seql Qtr % Change	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Comp Qtr % Change
Restructured loans (accruing)(a)
Commercial and industrial	$16,056	$16,678	(4)%	$15,398	$16,850	$15,443	4%
Commercial real estate—owner occupied	2,091	1,676	25%	1,912	1,970	2,026	3%
Commercial and business lending	18,146	18,353	(1)%	17,311	18,820	17,469	4%
Commercial real estate—investor	281	293	(4)%	304	315	1,700	(83)%
Real estate construction	339	298	14%	227	232	311	9%
Commercial real estate lending	620	591	5%	531	547	2,011	(69)%
Total commercial	18,767	18,944	(1)%	17,842	19,367	19,480	(4)%
Residential mortgage	4,654	3,955	18%	3,228	17,645	18,226	(74)%
Home equity	1,719	1,896	(9)%	2,017	7,247	7,688	(78)%
Other consumer	1,245	1,246	—%	1,243	1,222	1,154	8%
Total consumer	7,618	7,097	7%	6,487	26,114	27,068	(72)%
Total restructured loans (accruing)	$26,384	$26,041	1%	$24,329	$45,481	$46,548	(43)%
Nonaccrual restructured loans (included in nonaccrual loans)	$24,204	$22,494	8%	$16,293	$24,332	$24,172	—%
	Mar 31, 2020	Dec 31, 2019	Seql Qtr % Change	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Comp Qtr % Change
Accruing Loans 30-89 Days Past Due
Commercial and industrial	$976	$821	19%	$426	$4,909	$3,295	(70)%
Commercial real estate—owner occupied	51	1,369	(96)%	2,646	2,018	6,066	(99)%
Commercial and business lending	1,027	2,190	(53)%	3,073	6,926	9,361	(89)%
Commercial real estate—investor	14,462	1,812	N/M	636	1,382	1,090	N/M
Real estate construction	179	97	85%	595	151	6,773	(97)%
Commercial real estate lending	14,641	1,909	N/M	1,232	1,532	7,863	86%
Total commercial	15,668	4,099	N/M	4,304	8,459	17,224	(9)%
Residential mortgage	10,102	9,274	9%	8,063	9,756	13,274	(24)%
Home equity	7,001	5,647	24%	4,798	5,827	6,363	10%
Other consumer	1,777	2,083	(15)%	2,203	1,838	2,364	(25)%
Total consumer	18,879	17,005	11%	15,063	17,422	22,001	(14)%
Total accruing loans 30-89 days past due	$34,547	$21,104	64%	$19,367	$25,881	$39,225	(12)%

	Mar 31, 2020	Dec 31, 2019	Seql Qtr % Change	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Comp Qtr % Change
Potential Problem Loans
Commercial and industrial	$149,747	$110,308	36%	$59,427	$58,658	$111,772	34%
Commercial real estate—owner occupied	15,802	19,889	(21)%	22,624	24,237	48,929	(68)%
Commercial and business lending	165,550	130,197	27%	82,051	82,895	160,701	3%
Commercial real estate—investor	61,030	29,449	107%	49,353	77,766	70,613	(14)%
Real estate construction	1,753	—	N/M	544	3,166	4,600	(62)%
Commercial real estate lending	62,783	29,449	113%	49,897	80,932	75,213	(17)%
Total commercial	228,333	159,646	43%	131,948	163,828	235,914	(3)%
Residential mortgage	3,322	1,451	129%	1,242	1,983	5,351	(38)%
Home equity	2,238	—	N/M	—	32	91	N/M
Total consumer	5,559	1,451	N/M	1,242	2,014	5,443	2%
Total potential problem loans	$233,892	$161,097	45%	$133,189	$165,842	$241,357	(3)%
N/M = Not meaningful
N/A = Not applicable
Numbers may not sum due to rounding.
(a) Does not include any restructured loans related to COVID-19 in accordance with regulatory guidance

Associated Banc-Corp Net Interest Income Analysis - Fully Tax-Equivalent Basis - Sequential and Comparable Quarter
	Three Months Ended
	March 31, 2020			December 31, 2019			March 31, 2019
($ in thousands)	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate
Assets
Earning assets
Loans (a) (b) (c)
Commercial and business lending	$8,380,113	$80,217	3.85%	$8,208,076	$85,418	4.13%	$8,376,163	$100,298	4.85%
Commercial real estate lending	5,329,568	57,499	4.34%	5,195,025	59,490	4.55%	5,117,926	65,512	5.19%
Total commercial	13,709,681	137,716	4.04%	13,403,101	144,908	4.29%	13,494,089	165,810	4.98%
Residential mortgage	8,404,351	69,961	3.33%	8,167,795	66,805	3.27%	8,366,452	73,981	3.54%
Retail	1,194,586	17,473	5.86%	1,212,438	18,422	6.06%	1,242,973	19,355	6.26%
Total loans	23,308,618	225,149	3.88%	22,783,334	230,135	4.02%	23,103,514	259,147	4.53%
Investment securities
Taxable	3,460,224	20,272	2.34%	3,624,465	21,056	2.32%	4,977,866	29,053	2.34%
Tax-exempt(a)	1,974,247	18,603	3.77%	1,929,374	18,269	3.79%	1,845,352	17,270	3.74%
Other short-term investments	473,604	3,304	2.81%	445,869	3,556	3.17%	468,449	4,226	3.65%
Investments and other	5,908,075	42,179	2.86%	5,999,708	42,881	2.86%	7,291,666	50,549	2.78%
Total earning assets	29,216,693	$267,329	3.67%	28,783,042	$273,015	3.78%	30,395,180	$309,695	4.11%
Other assets, net(d)	3,360,311			3,399,141			3,028,702
Total assets	$32,577,005			$32,182,183			$33,423,882
Liabilities and stockholders' equity
Interest-bearing liabilities
Interest-bearing deposits
Savings	$2,868,840	$1,800	0.25%	$2,714,191	$2,086	0.30%	$2,098,834	$1,150	0.22%
Interest-bearing demand	5,307,230	8,755	0.66%	5,138,116	11,458	0.88%	4,739,662	13,920	1.19%
Money market	6,538,658	10,806	0.66%	6,594,681	13,959	0.84%	7,388,174	20,786	1.14%
Network transaction deposits	1,434,128	4,601	1.29%	1,438,908	6,295	1.74%	2,225,027	13,626	2.48%
Time deposits	2,636,231	10,703	1.63%	2,746,978	12,080	1.74%	3,121,960	13,291	1.73%
Total interest-bearing deposits	18,785,088	36,666	0.79%	18,632,874	45,877	0.98%	19,573,656	62,773	1.30%
Federal funds purchased and securities sold under agreements to repurchase	194,406	368	0.76%	176,999	521	1.17%	177,361	627	1.43%
Other short-term funding	51,278	39	0.30%	27,708	28	0.40%	41,640	51	0.50%
FHLB advances	3,231,999	17,626	2.19%	2,909,462	16,623	2.27%	3,639,660	19,554	2.18%
Long-term funding	549,465	5,604	4.08%	585,024	5,918	4.05%	795,757	7,396	3.72%
Total short and long-term funding	4,027,149	23,637	2.36%	3,699,192	23,090	2.48%	4,654,418	27,628	2.40%
Total interest-bearing liabilities	22,812,237	$60,303	1.06%	22,332,066	$68,967	1.23%	24,228,074	$90,401	1.51%
Noninterest-bearing demand deposits	5,506,861			5,470,496			4,982,553
Other liabilities(d)	416,107			465,081			398,125
Stockholders’ equity	3,841,800			3,914,539			3,815,130
Total liabilities and stockholders’ equity	$32,577,005			$32,182,183			$33,423,882
Interest rate spread			2.61%			2.55%			2.60%
Net free funds			0.23%			0.28%			0.30%
Fully tax-equivalent net interest income and net interest margin ("NIM")		$207,026	2.84%		$204,048	2.83%		$219,294	2.90%
Fully tax-equivalent adjustment		4,084			3,906			3,747
Net interest income		$202,942			$200,142			$215,547
Numbers may not sum due to rounding.

(a)	The yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 21% and is net of the effects of certain disallowed interest deductions.

(b)	Nonaccrual loans and loans held for sale have been included in the average balances.

(c)	Interest income includes amortization of net deferred loan origination costs and net accreted purchase loan discount.
(d) During the third quarter of 2019, the Corporation made a change in accounting policy to offset derivative assets and liabilities and cash collateral with the same counterparty where it has a legally enforceable master netting agreement in place. Adoption of this change was voluntary and has been adopted retrospectively with March 31, 2019 restated.

Associated Banc-Corp Loan and Deposit Composition
($ in thousands)
Period end loan composition	Mar 31, 2020	Dec 31, 2019	Seql Qtr % Change	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Comp Qtr % Change
Commercial and industrial	$8,517,974	$7,354,594	16%	$7,495,623	$7,579,384	$7,587,597	12%
Commercial real estate—owner occupied	940,687	911,265	3%	915,524	942,811	932,393	1%
Commercial and business lending	9,458,661	8,265,858	14%	8,411,147	8,522,194	8,519,990	11%
Commercial real estate—investor	4,038,036	3,794,517	6%	3,803,277	3,779,201	3,809,253	6%
Real estate construction	1,544,858	1,420,900	9%	1,356,508	1,394,815	1,273,782	21%
Commercial real estate lending	5,582,894	5,215,417	7%	5,159,784	5,174,016	5,083,035	10%
Total commercial	15,041,555	13,481,275	12%	13,570,932	13,696,210	13,603,025	11%
Residential mortgage	8,132,417	8,136,980	—%	7,954,801	8,277,479	8,323,846	(2)%
Home equity	844,901	852,025	(1)%	879,642	916,213	868,886	(3)%
Other consumer	346,761	351,159	(1)%	349,335	360,065	352,602	(2)%
Total consumer	9,324,079	9,340,164	—%	9,183,778	9,553,757	9,545,333	(2)%
Total loans	$24,365,633	$22,821,440	7%	$22,754,710	$23,249,967	$23,148,359	5%

Period end deposit and customer funding composition	Mar 31, 2020	Dec 31, 2019	Seql Qtr % Change	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Comp Qtr % Change
Noninterest-bearing demand	$6,107,386	$5,450,709	12%	$5,503,223	$5,354,987	$5,334,154	14%
Savings	3,033,039	2,735,036	11%	2,643,950	2,591,173	2,215,857	37%
Interest-bearing demand	6,170,071	5,329,717	16%	5,434,955	6,269,035	5,226,362	18%
Money market	7,717,739	7,640,798	1%	7,930,676	7,691,775	9,005,018	(14)%
Brokered CDs	65,000	5,964	N/M	16,266	77,543	387,459	(83)%
Other time	2,568,345	2,616,839	(2)%	2,893,493	3,289,709	3,364,206	(24)%
Total deposits	25,661,580	23,779,064	8%	24,422,562	25,274,222	25,533,057	1%
Customer funding(a)	142,174	103,113	38%	108,369	104,973	146,027	(3)%
Total deposits and customer funding	$25,803,754	$23,882,177	8%	$24,530,932	$25,379,195	$25,679,083	—%
Network transaction deposits(b)	$1,731,996	$1,336,286	30%	$1,527,910	$1,805,141	$2,204,204	(21)%
Net deposits and customer funding (Total deposits and customer funding, excluding Brokered CDs and network transaction deposits)	$24,006,758	$22,539,927	7%	$22,986,756	$23,496,510	$23,087,421	4%
Quarter average loan composition	Mar 31, 2020	Dec 31, 2019	Seql Qtr % Change	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Comp Qtr % Change
Commercial and industrial	$7,455,528	$7,291,592	2%	$7,574,448	$7,688,462	$7,459,318	—%
Commercial real estate—owner occupied	924,585	916,484	1%	927,820	933,146	916,845	1%
Commercial and business lending	8,380,113	8,208,076	2%	8,502,268	8,621,609	8,376,163	—%
Commercial real estate—investor	3,857,277	3,806,168	1%	3,768,377	3,806,828	3,777,520	2%
Real estate construction	1,472,292	1,388,857	6%	1,388,653	1,324,126	1,340,406	10%
Commercial real estate lending	5,329,568	5,195,025	3%	5,157,031	5,130,954	5,117,926	4%
Total commercial	13,709,681	13,403,101	2%	13,659,299	13,752,563	13,494,089	2%
Residential mortgage	8,404,351	8,167,795	3%	8,337,230	8,378,082	8,366,452	—%
Home equity	845,422	864,144	(2)%	901,291	869,248	883,735	(4)%
Other consumer	349,164	348,295	—%	354,249	354,478	359,238	(3)%
Total consumer	9,598,937	9,380,233	2%	9,592,770	9,601,809	9,609,426	—%
Total loans(c)	$23,308,618	$22,783,334	2%	$23,252,068	$23,354,371	$23,103,514	1%

Quarter average deposit composition	Mar 31, 2020	Dec 31, 2019	Seql Qtr % Change	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Comp Qtr % Change
Noninterest-bearing demand	$5,506,861	$5,470,496	1%	$5,324,481	$5,089,928	$4,982,553	11%
Savings	2,868,840	2,714,191	6%	2,618,188	2,319,556	2,098,834	37%
Interest-bearing demand	5,307,230	5,138,116	3%	5,452,674	4,984,511	4,739,662	12%
Money market	6,538,658	6,594,681	(1)%	6,933,230	7,118,594	7,388,174	(11)%
Network transaction deposits	1,434,128	1,438,908	—%	1,764,961	2,024,604	2,225,027	(36)%
Time deposits	2,636,231	2,746,978	(4)%	3,107,670	3,544,317	3,121,960	(16)%
Total deposits	$24,291,949	$24,103,371	1%	$25,201,203	$25,081,509	$24,556,209	(1)%
N/M = Not meaningful
Numbers may not sum due to rounding.

(a)	Includes repurchase agreements and commercial paper.

(b)	Included above in interest-bearing demand and money market.

(c)	Nonaccrual loans and loans held for sale have been included in the average balances.

Associated Banc-Corp Non-GAAP Financial Measures Reconciliation
($ in millions, except per share data)	1Q20	4Q19	3Q19	2Q19	1Q19
Tangible common equity reconciliation(a)
Common equity	$3,534	$3,665	$3,664	$3,643	$3,579
Goodwill and other intangible assets, net	(1,284)	(1,265)	(1,267)	(1,270)	(1,243)
Tangible common equity	$2,250	$2,401	$2,397	$2,373	$2,337
Tangible assets reconciliation(a)
Total assets	$33,908	$32,386	$32,596	$33,247	$33,681
Goodwill and other intangible assets, net	(1,284)	(1,265)	(1,267)	(1,270)	(1,243)
Tangible assets	$32,624	$31,122	$31,329	$31,977	$32,439
Average tangible common equity and average common equity tier 1 reconciliation(a)
Common equity	$3,585	$3,658	$3,647	$3,596	$3,558
Goodwill and other intangible assets, net	(1,272)	(1,266)	(1,269)	(1,247)	(1,244)
Tangible common equity	2,313	2,392	2,378	2,349	2,314
Modified CECL transitional amount	101	N/A	N/A	N/A	N/A
Accumulated other comprehensive loss (income)	10	37	42	82	116
Deferred tax assets (liabilities), net	47	48	49	46	45
Average common equity Tier 1	$2,471	$2,476	$2,469	$2,477	$2,475
Average tangible assets reconciliation(a)
Total assets	$32,577	$32,182	$33,154	$33,439	$33,424
Goodwill and other intangible assets, net	(1,272)	(1,266)	(1,269)	(1,247)	(1,244)
Tangible assets	$31,305	$30,916	$31,885	$32,192	$32,180
Selected trend information(b)
Insurance commissions and fees	$23	$20	$21	$23	$25
Wealth management fees(c)	21	22	21	21	20
Service charges and deposit account fees	15	16	17	15	15
Card-based fees	10	10	10	10	9
Other fee-based revenue	4	5	5	5	4
Fee-based revenue	73	72	74	74	74
Other	26	21	27	21	17
Total noninterest income	$98	$93	$101	$96	$91
Pre-tax pre-provision income(d)
Income before income taxes	$56	$89	$104	$104	$109
Provision for credit losses	53	—	2	8	6
Pre-tax pre-provision income	$109	$89	$106	$112	$115
Selected equity and performance ratios(a)(e)
Tangible common equity / tangible assets	6.90%	7.71%	7.65%	7.42%	7.20%
Return on average equity	4.80%	7.31%	8.47%	8.81%	9.21%
Return on average tangible common equity	7.31%	11.33%	13.27%	13.81%	14.52%
Return on average common equity Tier 1	6.84%	10.94%	12.78%	13.09%	13.58%
Return on average tangible assets	0.59%	0.93%	1.04%	1.05%	1.09%
Efficiency ratio reconciliation(f)
Federal Reserve efficiency ratio	70.37%	69.14%	66.55%	62.71%	63.32%
Fully tax-equivalent adjustment	(0.96)%	(0.91)%	(0.90)%	(0.84)%	(0.77)%
Other intangible amortization	(0.95)%	(0.93)%	(0.89)%	(0.75)%	(0.73)%
Fully tax-equivalent efficiency ratio	68.47%	67.32%	64.78%	61.13%	61.83%
Acquisition related costs adjustment	(0.58)%	(0.45)%	(0.53)%	(1.21)%	(0.20)%
Provision for unfunded commitments adjustment	(5.18)%	0.34%	(0.33)%	1.28%	(0.49)%
Fully tax-equivalent efficiency ratio, excluding acquisition related costs and provision for unfunded commitments (adjusted efficiency ratio)	62.72%	67.21%	63.92%	61.19%	61.14%
Acquisition Related Costs	1Q 2020	1Q 2020 per share data(g)
GAAP earnings	$42	$0.27
Acquisition related costs
Contract terminations and conversion costs	1
All other acquisition related costs	1
Total acquisition related costs	$2
Less additional tax expense	$—
Earnings, excluding acquisition related costs(d)	$43	$0.28
Numbers may not sum due to rounding.

(a)
The ratio tangible common equity to tangible assets excludes goodwill and other intangible assets, net. This financial measure has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength.

(b)	These financial measures have been included as they provide meaningful supplemental information to assess trends in the Corporation’s results of operations.

(c)	Includes trust, asset management, brokerage, and annuity fees.

(d)
This is a non-GAAP financial measure. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share and provide greater understanding of ongoing operations and enhanced comparability of results with prior periods.

(e)
These capital measurements are used by management, regulators, investors, and analysts to assess, monitor and compare the quality and composition of our capital with the capital of other financial services companies.

(f)
The efficiency ratio as defined by the Federal Reserve guidance is noninterest expense (which includes the provision for unfunded commitments) divided by the sum of net interest income plus noninterest income, excluding investment securities gains / losses, net. The fully tax-equivalent efficiency ratio is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains / losses, net. The adjusted efficiency ratio is noninterest expense, which excludes the provision for unfunded commitments, other intangible amortization, and acquisition related costs divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains / losses, net and acquisition related costs. Management believes the adjusted efficiency ratio is a meaningful measure as it enhances the comparability of net interest income arising from taxable and tax-exempt sources and provides a better measure as to how well the Corporation is managing its expenses by adjusting for acquisition related costs and provision for unfunded commitments.

(g)	Diluted earnings and per share data presented after-tax.